                              SETTLEMENT AGREEMENT


     WHEREAS, on February 7, 1994, ValueVision International Inc.
("ValueVision") commenced a tender offer (the "Offer") for a majority of the shares of common stock of National Media Corporation ("National Media"); and

     WHEREAS, on March 6, 1994, ValueVision and National Media entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which ValueVision amended the terms of its tender offer for shares of common stock of National Media (the "Amended Offer");

     WHEREAS, on April 21, 1994, ValueVision announced that it was terminating the Merger Agreement and the Amended Offer; and

     WHEREAS, on April 22, 1994, National Media and John J. Turchi, Jr. ("Turchi") commenced a civil action in the United States District Court for the Eastern District of Pennsylvania entitled National Media Corporation, et al. v. ValueVision International Inc., Civil Action No. CA-2500 (the "Action"); and

     WHEREAS, on May 17, 1994, National Media and Turchi filed an Amended Complaint in the Action naming Robert L. Johander ("Johander") and Mark A. Payne ("Payne") as additional defendants; and

     WHEREAS, on May 26, 1994, ValueVision, Johander, and Payne answered the Amended Complaint in the Action, denying its material allegations and asserting affirmative defenses, and ValueVision asserted counterclaims against National Media and Turchi; and

     WHEREAS, on July 1, 1994, National Media responded to the counterclaims asserted by ValueVision, denying their material allegations and asserting affirmative defenses; and

     WHEREAS, both ValueVision and National Media, together with certain of their present and former officers and directors, including Turchi, Johander, and Payne, are defendants in civil actions commenced by present or former shareholders of National Media arising out of or relating to the existence or termination of the Offer, the Amended Offer, or the Merger Agreement (the "Related Litigation"); and

     WHEREAS, National Media and ValueVision have entered into a Telemarketing,
Production and Post-Production Agreement dated as of April   , 1995 (as executed
and as may hereafter be amended, the "Telemarketing Agreement"), the effectiveness of which is subject, in certain respects, to approval by National Media's shareholders; and

     WHEREAS, the parties to this Settlement Agreement wish to settle and resolve the matters in dispute between them without any party admitting any legal liability for its conduct;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          (i) This Settlement Agreement is entered into between ValueVision, Johander, Payne, National Media, and Turchi.

          (ii) Except as provided in paragraph 3 below, this Settlement Agreement shall become effective upon (1) signature by all parties and (2) the earlier of (a) the approval by National Media's shareholders of the Telemarketing Agreement and the warrants to purchase up to 500,000 shares of National Media common stock issuable to ValueVision thereunder or (b) the occurrence of the Effective Date of the Telemarketing Agreement, as defined in the Telemarketing Agreement. In the event that this Settlement Agreement does not become effective on or before August 31, 1995, this Settlement Agreement shall be null and void in its entirety, notwithstanding signature by any or all parties.

          (iii) Upon signature of this Settlement Agreement by all parties, all proceedings in the Action, including discovery proceedings, shall be stayed, and the parties shall take all steps necessary to effectuate such stay of proceedings.

          (iv) Promptly following the effective date of this Settlement Agreement, the parties shall execute and file with the United States District Court for the Eastern District of Pennsylvania a Stipulation and Order of Dismissal in the form annexed hereto as Exhibit 1.

          (v) ValueVision, for itself and for its present and former directors, officers, employees, agents, successors, subsidiaries, affiliates, and assigns, hereby releases and discharges Turchi, and his executors, heirs, and assigns, and National Media, and its present and former directors, officers, employees, agents, successors, subsidiaries, affiliates, and assigns, from any and all claims whatsoever, known or unknown, including, without limitation, claims for contribution or indemnity, claims that have been or could be asserted in the Related Litigation, claims alleged in the Action, or claims arising out of or relating to the existence or termination of the Offer, the Amended Offer, or the Merger Agreement, from the beginning of the world to the day of the effective date of this Settlement Agreement.

          (vi) Johander and Payne, for themselves and for their executors, heirs, and assigns, hereby release and discharge Turchi, and his executors, heirs and assigns, and National Media, and its present and former directors, officers, employees, agents, successors, subsidiaries, affiliates, and assigns, from any and all claims whatsoever, known or unknown, including, without limitation, claims for contribution or indemnity, claims that have been or could be asserted in the Related Litigation, claims alleged in the Action, or claims arising out of or relating to the existence or termination of the Offer, the Amended Offer, or the Merger Agreement, from the beginning of the world to the day of the effective date of this Settlement Agreement.

          (vii) National Media, for itself and for its present and former directors, officers, employees, agents, successors, subsidiaries, affiliates, and assigns, hereby releases and discharges Johander and Payne, and their executors, heirs, and assigns, and ValueVision, and its present and former directors, officers, employees, agents, successors, subsidiaries, affiliates, and assigns, from any and all claims whatsoever, known or unknown, including, without limitation, claims for contribution or indemnity, claims that have been or could be asserted in the Related Litigation, claims alleged in the Action, or claims arising out of or relating to the existence or termination of the Offer, the Amended Offer, or the Merger Agreement, from the beginning of the world to the day of the effective date of this Settlement Agreement.

          (viii) Turchi, for himself and for his executors, heirs, and assigns, hereby releases and discharges Johander and Payne, and their executors, heirs, and assigns, and ValueVision, and its present and former directors, officers, employees, agents, successors, subsidiaries, affiliates, and assigns, from any and all claims whatsoever, known or unknown, including, without limitation, claims for contribution or indemnity, claims that have been or could be asserted in the Related Litigation, claims alleged in the Action, or claims arising out of or relating to the existence or termination of the Offer, the Amended Offer, or the Merger Agreement, from the beginning of the world to the day of the effective date of this Settlement Agreement.

          (ix) Each party to this Settlement Agreement hereby represents and warrants that it has not assigned or transferred, or purported to assign or transfer, to any third party any claim, demand, or cause of action released herein, and each party hereby agrees to indemnify and hold harmless each other party from and against any and all claims arising out of any such assignment or transfer or purported assignment or transfer.

          (x) The parties acknowledge and agree that the Merger Agreement has been terminated and is of no further force or effect, including, without limitation, provisions therein that were to have survived the termination of the Merger Agreement.

          (xi) This Settlement Agreement is not intended as, and shall not be construed as, an admission by any party that any other party has valid claims or defenses.

          (xii) This Settlement Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.

          (xiii) This Settlement Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, expectations, and discussions, whether oral or written, of the parties. There are no representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No amendment, modification, waiver, or termination of this Settlement Agreement shall be binding unless executed in writing and signed by the party to be bound.

          (xiv) ValueVision and National Media each represents, by executing this Settlement Agreement, that it is duly authorized to do so.

          (xv) This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original.

VALUEVISION INTERNATIONAL INC.



By: /s/ Nicholas M. Jaksich         Dated:  4/13/95
    -------------------------


 /s/ Robert L. Johander             Dated:  4/13/95
 ----------------------------

ROBERT L. JOHANDER



/s/ Mark A. Payne                   Dated:  4/13/95
- -----------------------------
MARK A. PAYNE



NATIONAL MEDIA CORPORATION



By: /s/ Brian McAdams               Dated:  4/13/95
- -----------------------------


   /s/ John J. Turchi, Jr.          Dated:  4/13/95
- -----------------------------
JOHN J. TURCHI, JR.